Exhibit 10.25

PROMISSORY NOTE

$1,200,000.00	July 20, 2007

FOR VALUE RECEIVED, Liberty Renewable Fuels, LLC, a Delaware limited liability company (“Borrower”), unconditionally promises to pay to the order of ICM, Inc., a Kansas corporation (“Lender”), at its principal offices located at 310 N. First Street, Colwich, Kansas 67030, the principal sum of One Million Two Hundred Thousand and 00/100 Dollars ($1,200,000.00), together with simple interest from the date such funds are actually advanced to the Borrower hereunder on the unpaid principal balance at a rate of twelve (12%) percent per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

The outstanding principal amount, together with all accrued but unpaid interest thereon, shall be due and payable in full on October 15, 2007 (the “Maturity Date”). Borrower may prepay this Note without penalty.

All payments to be made hereunder shall be sent to Lender at its principal offices at 310 N. First Street, Colwich, Kansas 67030.

Borrower hereby: (i) waives presentment, demand, notice of protest and notice of nonpayment and any other notice required to be given under the law to Borrower, in connection with the delivery, acceptance, performance, default or enforcement of this Note, or any endorsement or guaranty of this Note or of any document or instrument evidencing any security for payment of this Note; and (ii) consents to any and all delays, extensions, renewals or other modifications of this Note or waivers of any term hereof or release or discharge by Lender of any of obligors or release, substitution or exchange of any security for the payment hereof or the failure to act on the part of Lender or any indulgence shown by Lender, from time to time and in one or more instances (without notice to or further assent from Borrower) and agrees that no such action, failure to act, or failure to exercise any right or remedy on the part of the Lender shall in any way affect or impair the obligations of Borrower or be construed as a waiver by Lender of, or otherwise affect, any of Lender’s rights under this Note, under any endorsement or guaranty of this Note, or under any document or instrument evidencing any security for the payment of this Note.

Upon the occurrence of any of the following events of default, this Note and any other obligation or liability of Borrower to the Lender shall, at the option of the Lender, become immediately due and payable: (i) Borrower shall fail to make any payment when due of either the principal or accrued interest on this Note, and such defaults shall continue for a period of ten (10) days after written notice of such failure to Borrower; and (ii) default in the performance of any liability or obligation of Borrower or any co-maker, endorser, guarantor or surety of any liability of Borrower to the Lender, including default in the payment of any part of the principal of or interest upon this Note as the same becomes due.

If any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or if any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then, and in either of those events, such provision or provisions only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions shall in no way be affected, prejudiced or disturbed hereby.

The Lender shall, to the extent allowable by law, be entitled to recover reasonable attorneys’ fees incurred in the collection of this Note.

No provision of this Note shall require the payment or permit the collecting of interest in excess of the maximum rate permitted by applicable law; and, if any sum is collected in excess of the applicable maximum rate it shall be construed as a mutual mistake of Borrower and Lender and such excess sum shall be credited to principal or, if this Note has been repaid in full, refunded by Borrower.

This Note and the rights and obligations of the parties thereto shall be deemed to be contracts under the laws of the State of Kansas and shall be governed by and construed and enforced in accordance with the laws of said State without reference to its conflict of laws rules. The parties agree that any legal proceeding based upon the provisions of this Note will be brought exclusively in either the United States District Court for the District of Kansas at Wichita, Kansas, or in the Eighteenth Judicial District Court of Sedgwick County, Kansas, to the exclusion of all other courts or tribunals. The parties hereby consent and agree to be subject to the jurisdiction (both personally and as to the subject matter) of the aforesaid courts in such proceedings.

This Note constitutes the entire agreement between the parties as to the subject matter hereof. There are no verbal understandings, agreements, representations or warranties which are not expressly set forth herein and therein. This Agreement expressly supersedes all prior agreements between the parties relating to the subject matter hereof. By execution hereof, the signor certifies that the he has read this Agreement and that he is duly authorized to execute this Agreement in the capacity stated below.

This Note executed as of the day and year first set forth above.

LIBERTY RENEWABLE FUELS, LLC

By:	/s/ David Skjaerlund
David Skjaerlund, Ph.D., President

(“Borrower”)

The undersigned, individually, hereby unconditionally guarantees to Lender the full and prompt payment and performance of the Borrower under this Note in accordance with the terms and conditions set forth herein. This guarantee is primary and not secondary.

/s/ David Skjaerlund
David Skjaerlund, Ph.D., individually

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